UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2009
The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 918-573-2000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
INDEX TO EXHIBITS
EX-99.1
EX-99.2

Item 2.02. Results of Operations and Financial Condition.
     On April 30, 2009, The Williams Companies, Inc. (“Williams” or the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2009. A copy of the press release and its accompanying financial highlights and operating statistics and reconciliation schedules are furnished herewith as Exhibit 99.1 and are incorporated herein in their entirety by reference.
Item 7.01. Regulation FD Disclosure.
     On April 29, 2009, the Company announced that it plans to report non-cash charges to net income attributable to the Company of approximately $241 million in the first-quarter of 2009 related to its operations in Venezuela. A copy of the press release announcing this is furnished herewith as Exhibit 99.2 and is incorporated herein in its entirety by reference.
     The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.
Item 9.01. Financial Statements and Exhibits.
     (a) None
     (b) None
     (c) None
     (d) Exhibits

Exhibit 99.1	Press release of the Company dated April 30, 2009, and its accompanying schedules, publicly announcing the Company’s first quarter 2009 financial results.

Exhibit 99.2	Press release of the Company dated April 29, 2009, announcing plans to report non-cash charges related to its Venezuela operations.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.
Date: April 30, 2009	/s/ Donald R. Chappel
	Name:	Donald R. Chappel
	Title:	Senior Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

Exhibit 99.1	Press release of the Company dated April 30, 2009, and its accompanying schedules, publicly announcing the Company’s first quarter 2009 financial results.
Exhibit 99.2	Press release of the Company dated April 29, 2009, announcing plans to report non-cash charges related to its Venezuela operations.

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